                                                                    EXHIBIT 21.1

             SUBSIDIARIES OF METAPATH SOFTWARE INTERNATIONAL, INC.

                 NAME OF SUBSIDIARY                               PLACE OF INCORPORATION
                 ------------------                               ----------------------
Mobile Systems International Holdings Limited          United Kingdom
Metapath Software International (US), Inc.             Delaware
Metapath Software International Limited                United Kingdom
Metapath Software International (France) SA            France
Metapath Software International (Sweden) AB            Sweden
Metapath Software International (India) Private
Limited                                                India
Metapath Software International (Hong Kong) Limited    Hong Kong
Metapath Software International (Australia) Pty Ltd    Australia
Metapath Software International (Singapore) Pte Ltd    Singapore
Metapath Software International Brasil Ltda            Brazil
Metapath Software International Malaysia Sdn Bhd       Malaysia
Metapath Software International Nominees Limited       United Kingdom